Exhibit 99.1

Confidential Materials omitted and filed separately with the
Securities and Exchange Commission.  Asterisks denote omissions.

Manufacturing Services Agreement

Between

Patheon Inc.

and

Sepracor Inc.

March 1, 2004

Table of Contents

ARTICLE 1 - INTERPRETATION
1.1	Definitions.
1.2	Currency.
1.3	Sections and Headings.
1.4	Singular Terms.
1.5	Schedules.

ARTICLE 2 - PATHEON’S MANUFACTURING RESPONSIBILITIES
2.1	Manufacturing Services.
2.2	Standard of Performance.
2.3	API Yield.

ARTICLE 3 - SEPRACOR’S OBLIGATION
3.1	Payment.
3.2	API.

ARTICLE 4 - CONVERSION FEES AND COMPONENT COSTS
4.1	Fees and Component Costs.
4.2	Adjustments to Current Year’s Pricing.
4.3	Adjustment to Subsequent Year’s Pricing.
4.4	Adjustments Due to Technical Changes.
4.5	Multi-Country Packaging Requirements.

ARTICLE 5 - ORDERS, DELIVERY, INVOICING, PAYMENT, PRODUCT DEFICIENCIES
5.1	Market Outlook.
5.2	Orders and Forecasts.
5.3	Advance Purchase of Components.
5.4	Minimum Run Quantities.
5.5	Shipments.
5.6	Invoices and Payment.

ARTICLE 6 - CO-OPERATION
6.1	Quarterly Review.
6.2	Product Recalls and Returns.
6.3	Customer Questions and Complaints.
6.4	Governmental Agencies.
6.5	Records and Accounting by Patheon.
6.6	Inspection.
6.7	Access.
6.8	Reports.
6.9	FDA Filings.

i

ARTICLE 7 - TERMS AND TERMINATION
7.1	Initial Term.
7.2	Early Termination.
7.3	Obligation on Termination.

ARTICLE 8 - REPRESENTATIONS, WARRANTIES AND COVENANTS
8.1	Authority.
8.2	Non-Infringement.
8.3	Debarred Persons.
8.4	Permits.
8.5	Compliance with Laws.
8.6	No Warranty.

ARTICLE 9 - REMEDIES AND INDEMNITIES
9.1	Consequential Damages.
9.2	Limitation of Liability.
9.3	Patheon Indemnification.
9.4	Sepracor Indemnification.
9.5	Reasonable Allocation of Risk.

ARTICLE 10 - CONFIDENTIALITY
10.1	Disclosure.
10.2	Use of Information.
10.3	Exceptions.
10.4	Presumption of Confidentiality.

ARTICLE 11 - DISPUTE RESOLUTION
11.1	Commercial Disputes.
11.2	Technical Dispute Resolution.

ARTICLE 12 - MISCELLANEOUS
12.1	Inventions.
12.2	Intellectual Property.
12.3	Insurance.
12.4	Independent Contractors.
12.5	No Waiver.
12.6	Assignment.
12.7	Force Majeure.
12.8	Additional Product.
12.9	Notices.
12.10	Severability.
12.11	Entire Agreement.
12.12	No Third Party Benefit or Right.
12.13	Execution of Counterparts.
12.14	Governing Law.

ii

SCHEDULE A
PRODUCT SPECIFICATIONS

SCHEDULE B
FEES AND MINIMUM RUN QUANTITIES

SCHEDULE C
API

SCHEDULE D
API REIMBURSEMENT VALUE

SCHEDULE E
BATCH NUMBERING AND EXPIRATION DATES

SCHEDULE F
TECHNICAL DISPUTE RESOLUTION

SCHEDULE G
QUALITY AGREEMENT

iii

MANUFACTURING SERVICES AGREEMENT

THIS AGREEMENT made as of the 1st day of March, 2004

BETWEEN:

PATHEON INC.,

a corporation existing under the laws of Canada,

(hereinafter referred to as “Patheon”),

- and -

SEPRACOR INC.,

a corporation existing under the laws of the State of Delaware,

USA,

(hereinafter referred to as “Sepracor”).

THIS AGREEMENT WITNESSES THAT in consideration of the rights conferred and the obligations assumed herein, and for other good and valuable consideration (the receipt and sufficiency of which are acknowledged by each party), and intending to be legally bound the parties agree as follows:

ARTICLE 1

INTERPRETATION

1.1          Definitions.

The following terms shall, have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

“API Reimbursement Value” means the value to be attributed to the API for purposes of Section 2.3 of this Agreement, as set out in Schedule D hereto;

“Active Pharmaceutical Ingredient” or “API” means the materials listed on Schedule C hereto;

“Affiliate” means:

(a)                                  a business entity which owns, directly or indirectly, a controlling interest in a party to this Agreement, by stock ownership or otherwise; or

(b)                                 a business entity which is owned by a party to this Agreement, either directly or indirectly, by stock ownership or otherwise; or

(c)                                  a business entity, the majority ownership of which is directly or indirectly common to the majority ownership of a part to this Agreement;

“Business Day” means a day other than a Saturday, Sunday or a day that is a statutory holiday in the Province of Ontario, Canada or the State of Massachusetts, United States;

“cGMPs” means current good manufacturing practices as described in:

(a)                                  Division 2 of Part C of the Food and Drug Regulations (Canada); and,

(b)                                 Parts 210 and 211 of Title 21 of the United States’ Code of Federal Regulations;

together with the latest Health Canada and FDA guidance documents pertaining to manufacturing and quality control practice, all as updated, amended and revised from time to time;

“Commencement Date” means the date of commencement of manufacturing of the first commercial batches of Product pursuant to the first Firm Orders submitted by Sepracor under Section 5.2(b);

“Components” means, collectively, all packaging components, raw materials and ingredients (including labels, product inserts and other labelling for the Products), required to be used in order to produce the Products in accordance with Sepracor’s Technical Information, other than the API;

“Confidential Information” means a party’s technology, data, know-how or information whether written or oral, technical or non-technical, including financial statements, reports, pricing, trade secrets, secret processes, formulas, customer data (including customer lists), and the like, that is disclosed to the other party;

“Deficiency Notice” shall have the meaning ascribed thereto in Section 5.7(a);

“Effective Date” means November 1, 2003.

“EXW” means ex-works, as that term is defined in INCOTERMS 2000;

“FDA” means the United States government department known as the Food and Drug Administration;

“Firm Orders” has the meaning specified in Section 5.2(b);

“Health Canada” means the section of the Canadian government known as Health Canada and includes, among other departments, the Therapeutic Products Directorate and the Health Products and Food Branch Inspectorate;

“Intellectual Property” includes, without limitation, rights in patents, patent applications, formulae, trade-marks, trade-mark applications, trade-names, trade secrets, Inventions, copyright, industrial designs, know-how and, with respect to Sepracor, Sepracor’s Technical Information;

“Inventions” means information relating to any innovation, improvement, development, discovery, computer program, device, trade secret, method, know-how, process, technique or the like, whether or not written or otherwise fixed in any form or medium, regardless of the media on which it is contained and whether or not patentable or copyrightable;

“Inventory” means all inventories of Components and work-in-process produced or held by Patheon in connection with the manufacture of the Products but, for greater certainty, does not include the API;

“Manufacturing Site” means Patheon’s facilities located at 2100 Syntex Court, Mississauga, Ontario, Canada;

“Manufacturing Services” means the manufacturing, quality control, quality assurance, packaging and related services, as contemplated in this Agreement, required to produce Products from API and Components;

“Minimum Run Quantity” means the minimum number of batches of a Product to be produced during the same cycle of manufacturing as set forth in Schedule B hereto;

“Patheon Manufacturing Responsibilities” has the meaning specified in Section 2.2;

“Products” means the products listed on Schedule A hereto;

“Sepracor’s Technical Information” means the file, for each Product, which is provided by Sepracor to Patheon and which contains documents relating to such Product, including, without limitation:

(a)                                  the specifications attached hereto as Schedule A;

(b)                                 a detailed description of each Product; including its physical and chemical characteristics and stability;

(c)                                  manufacturing and packaging directions;

(d)                                 shipping and storage requirements;

(e)                                  protocols for validating processes or equipment to produce Products;

(f)                                    quality control and quality assurance procedures for sampling, testing, documenting and releasing API, Components and in-process and finished Products; and

(g)                                 all environmental, health and safety information relating to the Product including material safety data sheets, incident reports, risk analyses, health concerns, and preventative measures, all as updated, amended and revised from time to time by Sepracor in accordance with the terms of this Agreement;

“Quality Agreement” means the agreement dated March 1, 2004 between the parties hereto setting out the quality assurance standards to be applicable to the Manufacturing Services provided by Patheon, which agreement is attached hereto as Schedule G;

“Technical Dispute” has the meaning specified in Section 11.2;

“Territory” means in the geographic area of the United States of America, its territories and possessions;

“Third Party Rights” means the Intellectual Property of any third party; and

“Year” means the twelve-month period commencing, in the case of the first Year of this Agreement, on the Effective Date, and thereafter commencing upon completion of the immediately preceding Year.

1.2          Currency.

Unless otherwise indicated, all monetary amounts are expressed in this Agreement in the lawful currency of the United States of America.

1.3          Sections and Headings.

The division of this Agreement into Articles, sections, subsections and Schedules and the insertion of headings are for convenience of reference only and shall not affect the interpretation of this Agreement.  Unless otherwise indicated, any reference in this Agreement to a Section or Schedule refers to the specified Section or Schedule to this Agreement.  In this Agreement, the terms “this Agreement”, “hereof”, “herein”, “hereunder” and similar expressions refer to this Agreement and not to any particular part, Section, Schedule or the provision hereof.

1.4          Singular Terms.

Except as otherwise expressly provided herein or unless the context otherwise requires, all references to the singular shall include the plural and vice versa.

1.5          Schedules.

The following Schedules are attached to, incorporated in and form part of this Agreement:

Schedule A -         Product Specifications
Schedule B -          Fees and Minimum Run Quantities
Schedule C -          API
Schedule D -         API Reimbursement Value and Maximum Reimbursement Value

Schedule E -          Batch Numbering and Expiration Dates

Schedule F -          Technical Dispute Resolution
Schedule G -          Quality Agreement

ARTICLE 2

PATHEON’S MANUFACTURING RESPONSIBILITIES

2.1          Manufacturing Services.

Patheon shall provide the Manufacturing Services for the fees specified in Schedule B in order to produce Products for Sepracor pursuant to Firm Orders submitted by Sepracor hereunder.  Sepracor shall purchase its entire requirement of Products for sale in the Territory from Patheon pursuant to the terms of this Agreement.  In providing the Manufacturing Services, Patheon shall perform each of the following services:

(a)                                  Conversion of API and Components.  Patheon shall convert API and Components into Products.

(b)                                 Quality Control and Quality Assurance.  Patheon shall perform the quality control and quality assurance testing specified in the Quality Agreement.  Each time Patheon ships Products to Sepracor, it shall provide Sepracor with a certificate of analysis that sets out the test results for each batch of Products, and that certifies that such batch has been evaluated by Patheon’s Quality Control/Quality Assurance department and that the Products comply with Sepracor’s Technical Information.

(c)                                  Components.  Patheon shall purchase and test all Components (with the exception of those that are supplied by Sepracor) at Patheon’s expense or as otherwise specified by Sepracor’s Technical Information.

(d)                                 Packaging.  Patheon shall package the Products with labels, product inserts and other packaging as set out in Sepracor’s Technical Information.  In addition, Patheon shall make arrangements for and implement the imprinting of batch numbers and expiration dates for each Product shipped.  Such batch numbers and expiration dates shall be affixed on the Products and on the shipping carton of each Product as outlined in Sepracor’s Technical Information and as required by cGMPs.  The system used by Patheon for batch numbering and expiration dates is detailed in Schedule E hereto.  Sepracor may, in its sole discretion, make changes to labels, product inserts and other packaging for the Products, which changes shall be submitted by Sepracor to all applicable governmental agencies and other third parties responsible for the approval of the Products.  Patheon’s name shall not appear on the label nor anywhere else on the Products unless: (i) required by a governmental authority or applicable laws or regulations; or (ii) Patheon expressly consents to such use of its name in writing.

(e)                                  API Importing.  Patheon and Sepracor will cooperate and provide such assistance to each other as may be reasonably necessary to permit the import of the API into Canada.

(f)                                    Additional Services.  Any additional services, including, but not limited to validation activities and stability services, may be performed by Patheon, at Sepracor’s request, subject to such terms and fees as may be mutually agreed by the parties in writing.

2.2          Standard of Performance.

Patheon shall provide the Manufacturing Services in accordance with Sepracor’s Technical Information and all applicable laws and regulations including but not limited to, cGMPs.  Patheon’s responsibilities and obligations with respect to the provision of the Manufacturing Services as set forth in this Article 2 are hereinafter referred to as the “Patheon Manufacturing Responsibilities”.

2.3          API Yield.

After the Commencement Date, Patheon shall provide Sepracor with a quarterly inventory report and reconciliation of the API held by Patheon, which shall contain the following information for such quarter:

Quantity Received: The total quantity of API that complies with the Sepracor Technical Information and is received at a Manufacturing Site during the applicable period.

Quantity Dispensed: The total quantity of API dispensed at a Manufacturing Site during the applicable period.  The Quantity Dispensed is calculated by adding the quantity received to the inventory of API that complies with the Sepracor Technical Information and is held at the beginning of the applicable period, less the inventory of API held at the end of such period.  The Quantity Dispensed shall not include any API lost or damaged in the course of technology transfer, or as part of failed regulatory, stability, validation or test batches manufactured during the applicable period, unless and to the extent that Patheon did not provide the Manufacturing Services in accordance with cGMPs.

Quantity Converted: The total amount of API contained in the Products produced with the Quantity Dispensed (including any additional Products produced in accordance with Section 6.2 or 9.2(b)) delivered by Patheon, and not rejected as deficient Product pursuant to Section 5.7 or 6.2.

Within 60 days of the end of each Year, Patheon shall calculate the “Actual Annual Yield” or “AAY” for the Product at the Manufacturing Site during the Year, which AAY is the percentage of the Quantity Dispensed that was converted to Products and is calculated as follows:

Quantity Converted during the Year
Quantity Dispensed during the Year

After Patheon has produced a minimum of ten batches of Product and has produced batches for at least two months at a Manufacturing Site pursuant to this Agreement, the Parties will mutually agree on the target yield in respect of such Product at such Manufacturing Site (each, a “Target Yield”).  Thereafter, Patheon shall strive to maintain

Actual Annual Yield levels for each Product above the applicable Target Yield.  If the Actual Annual Yield falls more than [**] percent below the respective Target Yield in a Year, then Patheon shall reimburse Sepracor for the cost of the shortfall based on the following calculation, provided that Patheon’s liability for API calculated in accordance with this Section 2.3 in a Year shall not exceed, in the aggregate, the maximum reimbursement value set forth in Schedule D hereto:

[(Target Yield – [**]%) - AAY] * API Reimbursement Value * Quantity Dispensed

It shall not constitute a material breach of this Agreement by Patheon, for the purposes of Section 7.2(a), if the Actual Annual Yield is less that the Target Yield.

ARTICLE 3

SEPRACOR’S OBLIGATION

3.1          Payment.

Pursuant to the terms of this Agreement, Sepracor shall pay Patheon for the provision of the Manufacturing Services according to the fees specified in Schedule B hereto (such fees being subject to adjustment in accordance with the terms hereof).

3.2          API.

Sepracor shall, at its sole cost and expense, deliver the API to Patheon in sufficient quantities and at such times to facilitate the provision of the Manufacturing Services by Patheon, which API shall be held by Patheon on behalf of Sepracor on the terms and subject to the conditions herein contained.  The parties acknowledge and agree that title to the API shall at all times belong to and remain the property of Sepracor.  Patheon agrees that any API received by it shall only be used by Patheon to provide the Manufacturing Services.  Patheon’s liability with respect to any lost or damaged API shall be as set forth in Section 9.2.

ARTICLE 4

CONVERSION FEES AND COMPONENT COSTS

4.1          Fees and Component Costs.

The fees for the manufacturing Services (which fees include Component costs) listed in Schedule B are intended by the parties to be fixed for the first Year of this Agreement, subject to the amendments to such fees provided for this Article 4.

4.2          Adjustments to Current Year’s Pricing.

During any Year of this Agreement, the fees set out in Schedule B shall be subject to adjustment in accordance with the following:

(a)                                  [intentionally deleted]

(b)                                 Extraordinary Increases in Component Costs.  If at any time market conditions result in Patheon’s cost of Components being materially greater than normal forecasted increases, then Patheon shall be entitled to request an adjustment to the fee for Manufacturing Services in respect of any affected Product to compensate it for such increased Component costs.  For the purposes of this Section 4.2(b), changes materially greater than normal forecasted increases shall be considered to have occurred if (i) the cost of a Component is more than [**]% greater than the cost for that Component upon which the fee quote was based or (ii) the aggregate cost for all Components required to manufacture a Product increases more than [**]% of the total Component costs for such Product upon which the fee quote was based.  To the extent that Manufacturing Services fees have been previously adjusted pursuant to this Section 4.2(b) to reflect an increase in the cost of one or more Components, the adjustments provided for in (1) and (ii) above shall operate based on the costs attributed to such Component (or Components) at the time the last of such adjustments were made;

In connection with a fee adjustment request pursuant to this Section 4.2, Patheon shall deliver to Sepracor a revised Schedule B and such budgetary pricing information, adjusted Component costs or other documentation sufficient to demonstrate that a fee adjustment is justified, provided that Patheon shall have no obligation to provide the specific pricing of any supplier to the extent such pricing is subject to obligations of confidentiality between Patheon and such supplier.  Upon delivery of such a request, each of Sepracor and Patheon shall forthwith use all reasonable efforts to agree on a revised fee for the Manufacturing Services in respect of each affected Product.

4.3          Adjustment to Subsequent Year’s Pricing.

The fees for the Manufacturing Services provided pursuant to the terms of this Agreement during any period following the first anniversary of the Effective Date of this Agreement shall be determined in accordance with the following:

(a)                                  Manufacturing Costs.  On each yearly anniversary of the Effective Date of this Agreement, Patheon shall be entitled to request an adjustment to the fees: (i) for Manufacturing Services in respect of the Products to reflect inflation, which adjustment shall be based on the increase in the Consumer Price Index, Canada (All Items) published by Statistics Canada in September of the then current Year compared to the same month of the preceding Year, unless the parties otherwise agree in writing; and (ii) for Component costs in order to pass on the actual amount of any increase or decrease in such costs;

(b)                                 [intentionally deleted]

(c)                                  Pricing Basis.  Sepracor acknowledges that the fee for Manufacturing Services in respect of a Product in any Year is quoted based upon the Minimum Run Quantity per Product specified in Schedule B and is subject to change if the specified Minimum Run Quantity is not met.

In connection with a fee adjustment pursuant to Section 4.3(a), Patheon shall deliver to Sepracor a revised Schedule B and a statement outlining the percentage increase in the Consumer Price Index, Canada (All Items) upon which such fee adjustment is based.  In connection with a fee adjustment request pursuant to this Section 4.3, Patheon shall deliver to Sepracor a revised Schedule B and such budgetary pricing information, adjusted Component costs or other documentation sufficient to demonstrate that a fee adjustment is justified, provided that Patheon shall have no obligation to provide the specific pricing of any supplier to the extent such pricing is subject to obligations of confidentiality between Patheon and such supplier.  Upon delivery of such a request, each of Sepracor and Patheon shall forthwith use all reasonable efforts to agree on a revised fee for the Manufacturing Services in respect of each affected Product.

4.4          Adjustments Due to Technical Changes.

Amendments to Sepracor’s Technical Information or the Quality Agreement requested by Sepracor will only be implemented following a technical and cost review by Patheon and are subject to Sepracor and Patheon reaching agreement as to revisions, if any, to the fees specified in Schedule B necessitated by any such amendment.  If Sepracor accepts a proposed fee change, the proposed change in Sepracor’s Technical Information shall be implemented, and the fee change shall become effective only with respect to those orders of Products that are manufactured in accordance with the revised Sepracor’s Technical Information.  In addition, Sepracor agrees to purchase, at Patheon’s actual out-of-pocket cost, all Inventory utilized under the “old” Sepracor Technical Information and purchased or maintained by Patheon in order to fill Firm Orders or in accordance with Section 5.3, to the extent that such Inventory can no longer be utilized under the revised Sepracor Technical Information.  Open purchase orders for Components no longer required under any revised Sepracor Technical Information that were placed by Patheon with suppliers in order to fill Firm Orders or in accordance with Section 5.3 shall be canceled where possible, and where such orders are not subject to cancellation without penalty, shall be assigned to and satisfied by Sepracor.

4.5          Multi-Country Packaging Requirements.

If and when Sepracor decides that it wishes to have Patheon manufacture the Product for countries in addition to the Territory, then Sepracor shall inform Patheon of the packaging requirements for each new country and Patheon shall prepare a quotation for consideration by Sepracor of the additional Component costs, if any, and the change over fees for the Product destined for such new country.  The agreed additional packaging requirements and related packaging costs and change over fees shall be set out in a written amendment to this Agreement.

ARTICLE 5

ORDERS, DELIVERY, INVOICING, PAYMENT, PRODUCT DEFICIENCIES

5.1          Market Outlook.

Sepracor acknowledges that for optimal production planning, Patheon requires an understanding of Sepracor’s ordering and forecasting needs for the Products in the market and agrees, to the extent that such information (including, if any, Sepracor’s five-year market outlook studies) exists, to share such information with Patheon, provided that such information may not be relied upon by Patheon for any purpose and further provided that any information so provided shall be subject to the confidentiality provisions of Article 10.

5.2          Orders and Forecasts.

Sepracor shall provide Patheon with the following:

(a)                                  concurrent with the execution of this Agreement, a written non-binding twelve (12) month forecast of the volume of each Product that Sepracor then anticipates will be required to be produced and delivered to Sepracor during that twelve (12) month period.  Such forecast will be updated by Sepracor monthly on a rolling twelve (12) month basis and updated forthwith upon Sepracor determining that the volumes contemplated in the most recent of such forecasts has changed by more than [**] per cent.

(b)                                 on or before the 20th day of each month, firm written orders (“Firm Orders”) for the Products to be produced and delivered to Sepracor on a date not less than 12 weeks from the date that the Firm Order is submitted.  Such Firm Orders submitted to Patheon shall specify Sepracor’s purchase order number, quantities by Product type, monthly delivery schedule and any other elements necessary to ensure the timely production and delivery of the Products.  The quantities of Products ordered in such written orders shall be firm and binding on Sepracor and shall not be subject to reduction.

(c)                                  on or before September 1 in each Year, a written non-binding three-year forecast (broken down by quarters for the second and third years of the forecast) of the volume of each Product Sepracor then anticipates will be required to be produced and delivered to Sepracor during the three-year period.

5.3          Advance Purchase of Components.

Sepracor understands that to ensure an orderly supply of such Components and to achieve economies of scale in the costs therefor, it may be desirable for Patheon to purchase such Components in sufficient volumes to meet the production requirements for Products during part or all of the forecasted periods referred to in Section 5.2(a) or to meet the production requirements of any longer period agreed to by Patheon and Sepracor.  Accordingly, Sepracor authorizes Patheon to purchase Components in order to satisfy the production requirements for Products for the first six months contemplated in the most recent forecast provided by Sepracor pursuant to Section 5.2(a), and agrees that Patheon may make such other purchases of Components to meet production requirements during such longer periods as may be agreed to in writing from time to time by Sepracor at the request of Patheon.  If Components ordered by Patheon pursuant to Firm Orders or this Section 5.3 are not included in finished Products purchased by Sepracor within six months after the forecasted month in respect of which such purchases have been made (or such longer period as the parties may agree), Sepracor shall pay to Patheon its costs thereof and, in the event such Components are incorporated into Products subsequently purchased by Sepracor, Sepracor will receive credit for any costs of such Components previously paid to Patheon by Sepracor.

5.4          Minimum Run Quantities.

Sepracor may only order Products in multiples of the Minimum Run Quantities set out in Schedule B.

5.5          Shipments.

Shipments of Products shall be made EXW Patheon’s shipping point.  Such title as Patheon has in Products and risk of loss or of damage to Products shall remain with Patheon until Products are delivered to the carrier by Patheon for shipment at the EXW point, at which time title and risk of loss or damage shall transfer to Sepracor.  Patheon shall, in accordance with Sepracor’s instructions and as agent for Sepracor, (i) arrange for shipping and insurance, to be paid by Sepracor and (ii) at Sepracor’s risk and expense, obtain any export licence or other official authorization and carry out all customs formalities necessary to export the Products.  Sepracor may select the freight carrier used by Patheon to ship Products and may monitor Patheon’s shipping and freight practices as they pertain to this Agreement.  Products shall be transported in accordance with Sepracor’s Technical Information.

5.6          Invoices and Payment.

Except as otherwise provided in this Agreement, Patheon shall charge Sepracor for the Manufacturing Services only in respect of those Products that are shipped to Sepracor and shall submit to Sepracor, with each shipment of Products, an invoice covering such shipment.  Patheon shall also provide Sepracor with an invoice covering any Inventory or Components that are to be purchased by Sepracor pursuant to the terms of this Agreement.  Each such invoice shall, to the extent applicable, identify Sepracor’s purchase order number, Product numbers, names and quantities, unit price, freight charges and the total amount to be remitted by Sepracor.  Sepracor shall pay all such invoices within thirty days of the date thereof.

(a)                                  Inspection.  Sepracor shall inspect the Products manufactured by Patheon upon receipt thereof and, within [**] days, shall give Patheon written notice of all claims for Products that deviate from Sepracor’s Technical Information or cGMPs (a “Deficiency Notice”).  In the case of any defects not reasonably susceptible to discovery upon receipt of the Product, Sepracor shall give Patheon a Deficiency Notice within [**] days after discovery thereof by Sepracor, but in no event after the expiration date of the Product.  Should Sepracor fail to provide Patheon with written notice of its acceptance or rejection of the delivery within [**] days of receipt of a delivery of Products, then the delivery shall be deemed to have been accepted by Sepracor on the thirtieth day after delivery.  Except as set out in Section 6.2, Patheon shall have no liability for any deviations for which it has not received notice within the applicable [**]-day period.

(b)                                 Determination of Deficiency.  Upon receipt of a Deficiency Notice, Patheon shall have [**] days to advise Sepracor by notice in writing that it disagrees with the contents of such Deficiency Notice.  If Sepracor and Patheon fail to agree within

[**] days after Patheon’s notice to Sepracor as to whether any Products identified in the Deficiency Notice deviate from Sepracor’s Technical Information or cGMPs, then the parties shall mutually select an independent laboratory to evaluate if the Products deviate from Sepracor’s Technical Information or cGMPs.  Such evaluation shall be binding on the parties, and if such evaluation certifies that any Products deviate from Sepracor’s Technical Information or cGMPs, Sepracor may reject those Products in the manner contemplated by Section 5.7(c).  If such evaluation does not so certify in respect of any such Products, then Sepracor shall be deemed to have accepted delivery of such Products on the fortieth day after delivery.

(c)                                  Product Rejection.  Subject to the provisions of Sections 5.7(a) and 9.2(b), Sepracor has the right to reject and return, at the expense of Patheon, any portion of any shipment of Products that deviates from Sepracor’s Technical Information or cGMPs without invalidating any remainder of such shipment, to the extent that such deviation arises from Patheon’s failure to provide the Manufacturing Services in accordance with the Patheon Manufacturing Responsibilities.

(d)                                 Shortages.  Claims for shortages in the amount of Products shipped by Patheon shall be dealt with as may reasonably be agreed to by the parties.

ARTICLE 6

CO-OPERATION

6.1          Quarterly Review.

Each party shall forthwith upon execution of this Agreement appoint one of its employees to be a relationship manager responsible for liaison between the parties.  The relationship managers shall meet not less than quarterly to review the current status of the business relationship and manage any issues that have arisen.

6.2          Product Recalls and Returns.

(a)                                  Product Recalls.  Patheon and Sepracor shall each maintain records as may be necessary to permit a recall or a field correction of any Products delivered to Sepracor or customers of Sepracor, effected voluntarily or under a threat of, or a directive by, any governmental agency.  Each party shall give notice within one Business Day by telephone (to be confirmed in writing) to the Director of Quality Control/Quality Assurance of the other party upon discovery that any Products should be recalled or corrected, or may be required to be recalled or corrected, and each party upon receiving any such notice or upon any such discovery, shall cease and desist from further shipments of such Products in its possession or control until a decision has been made whether a recall or some other corrective action is necessary.  The decision to initiate a recall or to take some other corrective action, if any, shall be made and implemented by Sepracor.  Patheon will co-operate as reasonably required by Sepracor, having regard to all applicable laws and regulations.

(b)                                 Product Returns.  Sepracor shall have the responsibility for handling customer returns of the Products.  Patheon shall provide Sepracor with such assistance as Sepracor may reasonably need to handle such returns.

(c)                                  Patheon’s Responsibility.  To the extent that a recall or return results from, or arises out of, a failure by Patheon to provide the Manufacturing Services in accordance with the Patheon Manufacturing Responsibilities, such recall or return shall be made at Patheon’s cost and expense, and Patheon shall use commercially reasonable efforts to replace the recalled or returned Products with new Products within [**] days from the date that Sepracor definitively notifies Patheon about the recalled or returned Products, contingent upon the receipt or availability from Sepracor of all API.  Patheon’s cost for such API shall be determined in accordance with Section 2.3 hereof.  In the event that Patheon is unable to replace the recalled Products within this [**]-day period (except where such inability results from a failure to receive the required API), then Sepracor may request Patheon to reimburse Sepracor for the price that Sepracor paid to Patheon for manufacturing the affected Products.  In all other circumstances, recalls, returns or other corrective actions shall be made at Sepracor’s cost and expense.

6.3          Customer Questions and Complaints.

Sepracor shall have the sole responsibility for responding to questions and complaints from Sepracor’s customers.  Questions or complaints received by Patheon from Sepracor’s customers shall be promptly referred to Sepracor.  Patheon shall co-operate as reasonably required to allow Sepracor to determine the cause of and resolve any customer questions and complaints.  Such co-operation shall include follow-up investigations, including testing.  In addition, within [**] days from the date of request, Patheon shall provide Sepracor with all necessary information that will enable Sepracor to respond properly to questions or complaints relating to the Products.  Unless it is determined that the cause of any customer complaint resulted from a failure by Patheon to provide the Manufacturing Services in accordance with the Patheon Manufacturing Responsibilities, all costs incurred in respect of this Section 6.3 shall be borne by Sepracor.

6.4          Governmental Agencies.

Each party may communicate with any governmental agency, including but not limited to governmental agencies responsible for granting regulatory approval for the Products, regarding such Products if in the opinion of that party’s counsel, such communication is necessary to comply with the terms of this Agreement or the requirements of any law, governmental order or regulation; provided, however, that unless in the reasonable opinion of its counsel there is a legal prohibition against doing so, such party shall permit the other party to accompany and take part in any communications with the agency, and to receive copies of all such communications from the agency.

6.5          Records and Accounting by Patheon.

Patheon shall keep records of the manufacture, testing and shipping of the Products, and retain samples of such Products as are necessary to comply with manufacturing regulatory requirements applicable to Patheon, as well as to assist with resolving product complaints and other similar investigations.  Copies of such records and samples shall be retained for a period of five years following the date of manufacture, or longer if required by law.  Sepracor is responsible for retaining samples of the Products necessary to comply with the legal/regulatory requirements applicable to Sepracor.  Patheon shall also keep and maintain complete and accurate records and books of account in sufficient detail and form so as to enable Patheon’s costs and expenses for Components and Manufacturing Services to be determined, provided that Patheon shall have no obligation to provide the specific pricing of any supplier to the extent that such pricing is subject to obligations of confidentiality between Patheon and such supplier.

6.6          Inspection.

Sepracor may inspect Patheon reports and records relating to this Agreement during normal business hours and with reasonable advance notice, provided a Patheon representative is present during any such inspection.  Patheon shall notify Sepracor of any inspections by any governmental agency involving the Products.

6.7          Access.

Patheon shall provide Sepracor with reasonable access at mutually agreeable times to any of its facilities in which the Products are manufactured, stored, handled or shipped in order to permit Sepracor’s verification of Patheon’s compliance with the terms of this Agreement and with all applicable laws and regulations.  For greater certainty, the right of access provided in this Section 6.7 shall not include a right to access to inspect Patheon’s financial records.

6.8          Reports.

Patheon will supply on an annual basis all product data, including release test results, complaint test results, all investigations (in manufacturing, testing and storage), and the like, that Sepracor reasonably requires in order to complete any filing under any applicable regulatory regime.  At Sepracor’s request and subject to an additional fee to be agreed by the parties, Patheon may prepare annual product review reports on behalf of Sepracor and in accordance with Sepracor’s instructions.

6.9          FDA Filings.

(a)                                  FDA Filings.  Sepracor shall have the sole responsibility for filing all documents with the FDA and taking any other actions that may be required for the receipt of FDA Approval for the commercial manufacture of all of the Products.  Patheon shall assist Sepracor, to the extent consistent with Patheon’s obligations under this Agreement, to obtain FDA Approval for the commercial manufacture of all Products as quickly as reasonably possible.

(b)                                 Verification of Data.  Sepracor shall make reasonable efforts to provide Patheon with a copy of those documents, or portions of documents, to be filed with the FDA that incorporate data generated by Patheon prior to filing so as to give Patheon the opportunity to verify the accuracy and regulatory validity of the Patheon generated data contained therein and, in any event, shall provide copies of such documents promptly after filing.

(c)                                  Deficiencies.  If in Patheon’s sole discretion, acting reasonably, Patheon determines that there are material inaccuracies or deficiencies in the information provided by Sepracor in accordance with paragraph (b) above (the “Deficiencies”), Patheon shall notify Sepracor in writing of such Deficiencies.

(d)                                 Sepracor Responsibility.  For clarity, the parties agree that in reviewing the documents referred to in paragraph (b) above, Patheon’s role will be limited to verifying the accuracy of the description of the work undertaken or to be undertaken by Patheon.  As such, Patheon shall not assume any responsibility for the accuracy of the New Drug Application (“NDA”) or the Abbreviated New Drug Application (“ANDA”), as the case may be.  The sole responsibility of the preparation and filing of the NDA shall be borne by Sepracor.

ARTICLE 7

TERMS AND TERMINATION

7.1                               Initial Term.

Subject to Section 7.2, this Agreement shall become effective as of the Effective Date and shall continue for a period of three years from the Commencement Date (the “Initial Term”), unless terminated earlier by one of the parties as provided in this Agreement, and this Agreement shall automatically continue after the Initial Term for successive terms of two (2) years each.  Either party may terminate this Agreement as of the end of the Initial Term or any successive term provided such party gives written notice to the other party of its intention to terminate this Agreement at least eighteen (18) months prior to the end of the then current term.

7.2                               Early Termination.

(a)                                  Either party at its sole option may terminate this Agreement upon written notice to the other party in circumstances where the defaulting party has failed to remedy a material breach of any of its representations, warranties or other obligations under this Agreement within 60 days following receipt of a written notice (the “Remediation Period”) of said breach that expressly states that it is a notice under this Section 7.2(a) (a “Breach Notice”).  The non-defaulting party’s right to terminate this Agreement pursuant to this Section 7.2(a) may only be exercised for a period of sixty (60) days following the expiry of the Remediation Period (in circumstances where the breach has not been remedied) and if the termination right is not exercised during this period then the non-defaulting party shall be deemed to have waived the breach of the representation, warranty or obligation described in the Breach Notice.

(b)                                 Either party at its sole option may immediately terminate this Agreement upon written notice, but without the necessity of prior advance notice, to the other party in the event that (i) the other party is declared insolvent or bankrupt by a court of competent jurisdiction; (ii) a voluntary petition of bankruptcy is filed in any court of competent jurisdiction by such other party; or (iii) this Agreement is assigned by such other party for the benefit of creditors.

(c)                                  Sepracor may terminate this Agreement as to any Product upon 30 days’ written notice in the event that any governmental agency takes any action, or raises any objection, that prevents Sepracor from importing, exporting, purchasing or selling such Product.

(d)                                 Patheon may terminate this Agreement on six months’ prior written notice if Sepracor assigns pursuant to Section 12.6 any of its rights under this Agreement to an assignee that, in the opinion of Patheon acting reasonably, is (1) not a credit worthy substitute for Sepracor, (ii) a competitor of Patheon or (iii) an entity with whom Patheon has had prior unsatisfactory business relations.

7.3                               Obligation on Termination.

If this Agreement expires or is terminated in whole or in part for any reason, then:

(a)                                  Patheon shall immediately begin, in good faith, to mitigate all termination expenses;

(b)                                 Sepracor shall take delivery of and pay for all undelivered Products that are manufactured and/or packaged pursuant to a Firm Order, at the price in effect at the time the Firm Order was placed;

(c)                                  Sepracor shall purchase, at Patheon’s cost, the Inventory applicable to the Products which was purchased, produced or maintained by Patheon in contemplation of filling Firm Orders or in accordance with Section 5.3 prior to notice of termination being given;

(d)                                 Sepracor shall satisfy the purchase price payable pursuant to Patheon’s orders with suppliers of Components, provided such orders were made by Patheon in reliance on Firm Orders or in accordance with Section 5.3; and

(e)                                  Patheon shall return to Sepracor all unused API (with shipping and related expenses, if any, to be borne by Sepracor).

Any termination or expiration of this Agreement shall not affect any outstanding obligations or payments due hereunder prior to such termination or expiration, nor shall it prejudice any other remedies that the parties may have under this Agreement.  For greater certainty, termination of this Agreement for any reason shall not affect the obligations and responsibilities of the parties pursuant to Article 9, 10, Sections 12.1, 12.2, 12.3, 12.4 and 12.14 all of which shall survive any termination.

ARTICLE 8

REPRESENTATIONS, WARRANTIES AND COVENANTS

8.1                               Authority.

Each party represents and warrants that it has the full right and authority to enter into this Agreement, and that it is not aware of any impediment that would inhibit its ability to perform its obligations hereunder.

8.2                               Non-Infringement.

(a)                                  Sepracor

Sepracor represents and warrants that, to the best of Sepracor’s knowledge as of and after the Commencement Date:

(i)                                     Sepracor’s Technical Information for each of the Products are its or its Affiliate’s property and that Sepracor may lawfully disclose Sepracor’s Technical Information to Patheon;

(ii)                                  any Intellectual Property utilized by Patheon in connection with the provision of the Manufacturing Services according to Sepracor’s Technical Information (i) is Sepracor’s or its Affiliate’s unencumbered property, (ii) may be lawfully used as directed by Sepracor, and (iii) such use does not infringe and will not infringe any Third Party Rights;

(iii)                               the provision of the Manufacturing Services by Patheon in respect of any Product pursuant to this Agreement or use or other disposition of any Product by Patheon as may be required to perform its obligations under this Agreement does not and will not infringe any Third Party Rights;

(iv)                              there are no actions or other legal proceedings, the subject of which is the infringement of Third Party Rights related to any of Sepracor’s Technical Information, or any of the API and the Components, or the sale, use or other disposition of any Product made in accordance with Sepracor’s Technical Information;

(v)                                 Sepracor’s Technical Information for all Products conforms to all applicable cGMPs, laws and regulations; and

(vi)                              the Products, if approved for marketing by the applicable drug regulatory authorities and labelled and manufactured in accordance with Sepracor’s Technical Information and in compliance with applicable cGMPs, laws and regulations may be lawfully sold and distributed in every jurisdiction in which Sepracor markets such Products.

(b)                                 Patheon

Patheon represents and warrants that, to the best of Patheon’s knowledge as of and after the Commencement Date, manufacturing processes used by Patheon, and which are not specified by Sepracor, for manufacturing Product do not infringe any Third Party Rights, provided, however that Patheon does not warrant against infringement attributable to an element of the Specifications, the API or Components specified by Sepracor, or an element of the Product specified by Sepracor, or the combination of the API, Components or Product with Patheon’s manufacturing process.

8.3                               Debarred Persons.

Patheon covenants that it will not in the performance of its obligations under this Agreement use the services of any person debarred or suspended under 21 U.S.C. §335(a) or (b).  Patheon represents and warrants that it does not currently have, and covenants that it will not hire, as an officer or an employee any person who has been convicted of a felony under the laws of the United States for conduct relating to the regulation of any drug product under the United States Food, Drug and Cosmetic Act.

8.4                               Permits.

Sepracor shall be solely responsible for obtaining or maintaining any permits or other regulatory approvals in respect of the Products or Sepracor’s Technical Information, including, without limitation, all marketing and post-marketing approvals.

8.5                               Compliance with Laws.

Each party, in connection with its performance under this Agreement, shall comply with all applicable laws, rules, regulations, orders and guidelines.

8.6                               No Warranty.

PATHEON MAKES NO WARRANTY OF ANY KIND, EITHER EXPRESSED OR IMPLIED, BY FACT OR LAW, OTHER THAN: (1) THOSE EXPRESSLY SET FORTH IN THIS AGREEMENT; AND (2) ITS OBLIGATION TO DELIVER PRODUCT(S) COMPLYING WITH THE PRODUCT SPECIFICATIONS AND CGMPS.  PATHEON MAKES NO WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE OR WARRANTY OF MERCHANTABILITY.

ARTICLE 9

REMEDIES AND INDEMNITIES

9.1                               Consequential Damages.

Neither party shall be liable to the other in contract, tort, negligence, breach of statutory duty or otherwise for any (direct or indirect) loss of profits, of production, of anticipated savings, of business or goodwill or for any liability, damage, costs or expense of any kind incurred by the other party of an indirect or consequential nature.

9.2                               Limitation of Liability.

(a)                                  API.  Except as expressly set forth in Section 2.3 hereof, under no circumstances whatsoever shall Patheon be responsible for any loss or damage to the API.

(b)                                 Products.  Except in circumstances where Patheon has failed to provide the Manufacturing Services in accordance with the Patheon Manufacturing Responsibilities, Patheon shall not be liable nor have any responsibility for any deficiencies in, or other liabilities associated with, any Product manufactured by it, including, without limitation, any deficiencies with respect to Sepracor’s Technical Information, the safety, efficacy or marketability of the Products or any distribution risk.  Except as set out in Section 6.2(c), if Patheon has failed to provide the Manufacturing Services in accordance with the Patheon Manufacturing Responsibilities, then Sepracor shall have no obligation to pay for such Products.  In addition, Patheon shall, at its sole cost and expense and in full and final satisfaction of all claims Sepracor may have in respect of the deficient Products, manufacture additional Products to replace such deficient Products, provided that Sepracor shall supply Patheon with the additional API that are needed to manufacture the Products.  Patheon’s cost for such API shall be determined in accordance with Section 2.3.

(c)                                  Maximum Liability.  Patheon’s maximum liability under this Agreement for any reason whatsoever, including, without limitation, any liability arising under Article 6 or Section 9.3 hereof or resulting from a breach of representations, warranties or other obligations under this Agreement shall not exceed 50% of the revenue received from Sepracor under this Agreement in any Year in which the liability was incurred up to a maximum amount, in any Year, of $7,500,000.

9.3                               Patheon Indemnification.

Subject to Sections 9.1 and 9.2, Patheon agrees to defend, indemnify and hold Sepracor, its officers, employees and agents harmless against any and all losses, damages, costs, claims, demands, judgments and liability to, from and in favour of third parties (other than Affiliates) resulting from, or relating to any of the following: (i) any claim of personal injury or property damage to the extent that such injury or damage is the result of a failure by Patheon to provide the Manufacturing Services in accordance with the Patheon Manufacturing Responsibilities or any breach of this Agreement by Patheon, including, without limitation, any representation or warranty contained herein, (ii) any claim that the manufacturing processes used by Patheon, and which are not specified by Sepracor, for manufacturing Product infringe any Third Party Rights, provided, however that Patheon shall not be liable for any claim of infringement attributable to an element of the Specifications, the API or Components specified by Sepracor, or an element of the Product specified by Sepracor, or the combination of the API, Components or Product with Patheon’s manufacturing process, or (iii) any claim that the Components, other than the Components specified by Sepracor or supplied by Sepracor suppliers, infringe any Third Party Rights, except to the extent that any such losses, damages, costs, claims, demands, judgments and liability are due to the negligence or wrongful act(s) of Sepracor, its officers, employees or agents or Affiliates or for which Sepracor is obligated to indemnify Patheon pursuant to Section 9.4.  Sepracor shall promptly notify Patheon of any such claim, shall use commercially reasonable efforts to mitigate the effects of such claim, shall reasonably cooperate with Patheon in the defense of such claim and shall permit Patheon to control the defense and settlement of such claim, all at Patheon’s cost and expense.

9.4                               Sepracor Indemnification.

Subject to Sections 9.1 and 9.2, Sepracor agrees to defend, indemnify and hold Patheon, its officers, employees and agents harmless against any and all losses, damages, costs, claims, demands, judgments and liability to, from and in favour of third parties (other than Affiliates) resulting from, or relating to any of the following: (i) any claim of infringement or alleged infringement, of any Third Party Rights in respect of the Products or the API, or (ii) any claim of personal injury or property damage to the extent that such injury or damage is the result of a breach of this Agreement by Sepracor, including, without limitation, any representation or warranty contained herein, except to the extent that any such losses, damages, costs, claims, demands, judgments and liability are due to the negligence or wrongful act(s) of Patheon, its officers, employees or agents or for which Patheon is required to indemnify Sepracor pursuant to Section 9.3.  Patheon shall promptly notify Sepracor of any such claims, shall use commercially reasonable efforts to mitigate the effects of such claim, shall reasonably cooperate with Sepracor in the defense of such claims and shall permit Sepracor to control the defense and settlement of such claims, all at Sepracor’s cost and expense.

9.5                               Reasonable Allocation of Risk.

The parties acknowledge and agree that the provisions of this Agreement (including, without limitation, this Article 9) are reasonable and create a reasonable allocation of risk having regard to the relative profits the parties respectively expect to derive from the Products, and that Patheon, in its fees for the provision of the Manufacturing Services, has not accepted a greater degree of the risks arising from the manufacture, distribution and use of the Products, based on the fact that Sepracor has developed and holds the marketing approval for the Products and requires Patheon to manufacture and label the Products strictly in accordance with Sepracor’s Technical Information, and that Sepracor and not Patheon is in a position to inform and advise potential users of the Products as to the circumstances and manner of use of the Products.

ARTICLE 10

CONFIDENTIALITY

10.1                        Disclosure.

During and in furtherance of this Agreement, each of the parties hereto may disclose certain of its Confidential Information to the other party.

10.2                        Use of Information.

During the Initial Term and any renewals of this Agreement, and for a period of five years from the termination of this Agreement, each of the parties hereto agrees (i) to use the Confidential Information only in connection with the terms and purpose of this Agreement; (ii) to treat the Confidential Information as it would its own proprietary information; and (iii) to take all reasonable precautions to prevent the disclosure of the Confidential Information to any third party, other than an Affiliate, without the prior written consent of the other party.

10.3                        Exceptions.

Each of Patheon and Sepracor shall be relieved of any and all of the obligations under Section 10.2 regarding Confidential Information which (i) was known by the recipient prior to receipt hereunder; (ii) at the time of disclosure, was generally available to the public, or which after disclosure hereunder becomes generally available to the public through no fault attributable to a party hereto; or (iii) is hereafter made available for use or disclosure from any third party having a right to do so.

10.4                        Presumption of Confidentiality.

Subject to Section 10.3, the obligations set forth in this Section 10 shall apply to all information disclosed under this Agreement that is treated by the disclosing party as confidential or proprietary.

ARTICLE 11

DISPUTE RESOLUTION

11.1                        Commercial Disputes.

In the event of any dispute arising out of or in connection with this Agreement (other than a dispute determined in accordance with Section 5.7(b) or a Technical Dispute), the parties shall first try to solve it amicably.  In this regard, any party may send a notice of dispute to the other, and each party shall appoint, within [**] Business Days from receipt of such notice of dispute, a single representative having full power and authority to solve the dispute.  The representatives so designated shall meet as necessary in order to solve such dispute.  If these representatives fail to solve the matter within one month from their appointment, or if a party fails to appoint a representative within the [**] Business Day period set forth above, such dispute shall immediately be referred to the Chief Operating Officer or Executive Vice President, Operations

(or such other officer as they may designate) of each party who will meet and discuss as necessary in order to try to solve the dispute amicably.  Should the parties fail to reach a resolution under this Section 11.1, their dispute will be referred to a court of competent jurisdiction.

11.2                        Technical Dispute Resolution.

In the event of a dispute (other than disputes in relation to the matters set out in Sections 5.7(b) and 11.1) between the parties that is exclusively related to technical aspects of the manufacturing, packaging, labelling, quality control testing, handling, storage or other activities under this Agreement (a “Technical Dispute”), the parties shall make all reasonable efforts to resolve the dispute by amicable negotiations.  In this regard, senior representatives of each party shall, as soon as practicable and in any event no later than [**] Business Days after a written request from either party to the other, meet in good faith to resolve any Technical Dispute.  If, despite such meeting, the parties are unable to resolve a Technical Dispute within a reasonable time, and in any event within [**] Business Days of such written request, the Technical Dispute shall, at the request of either party, be referred for determination to an expert in accordance with the provisions of Schedule F.  In the event that the parties cannot agree whether a dispute is a Technical Dispute, Section 11.1 shall prevail.  For greater certainty, the parties agree that the release of the Products for sale or distribution pursuant to the applicable marketing approval for such Products shall not by itself indicate compliance by Patheon with its obligations in respect of the Manufacturing Services and further that nothing in this Agreement (including Schedule F) shall remove or limit the authority of the relevant qualified person (as specified by the Quality Agreement) to determine whether the Products are to be released for sale or distribution.

ARTICLE 12

MISCELLANEOUS

12.1                        Inventions.

(a)                                  All Inventions relating to the Products which are conceived solely by Patheon and/or its Affiliates or agents in the course of performing the Manufacturing Services under this Agreement (including any pre-existing technology of Patheon which Patheon so employs), shall be owned by Patheon.  Patheon shall and hereby does grant to Sepracor and its Affiliates a perpetual, royalty-free, non-exclusive, worldwide, irrevocable license to use and/or practice all such Patheon-owned Inventions (which are used by Patheon hereunder to supply Products to Sepracor) to manufacture the Products and to use and sell the same, with the right to sub-license to any third party with whom Sepracor or an Affiliate contracts to manufacture the Products using any such Patheon-owned Invention.

(b)                                 All Inventions relating to the Products which are conceived solely by Sepracor and/or its Affiliates or agents (including any pre-existing technology of Sepracor which Sepracor shares with Patheon hereunder), shall be owned by Sepracor.  Sepracor shall and hereby does grant to Patheon and its Affiliates a royalty-free, non-exclusive license during the term of this Agreement, without the right to sub-

license, to use and/or practice all such Sepracor-owned Inventions solely to manufacture the Products hereunder.

(c)                                  All Inventions relating to the Products which are conceived jointly by: (i) Sepracor and/or its Affiliates or agents; and (ii) Patheon and/or its Affiliates or agents pursuant to this Agreement shall be owned by Sepracor, unless the parties have agreed to a different arrangement in another consulting or services agreement which is more specific to the services provided by Patheon in connection with such Invention.  Sepracor shall and hereby does grant to Patheon and its Affiliates a perpetual, royalty-free, non-exclusive, worldwide, irrevocable license to use and/or practice all such Sepracor-owned Inventions, with the right to sub-license to any third party.  For the avoidance of dispute, the parties explicitly agree that the license granted under this section 12.1(c) does not include a grant of license to any pre-existing technology of Sepracor.

(d)                                 Each party shall be solely responsible for the costs of filing, prosecution and maintenance of patents and patent applications on its own Inventions.

(e)                                  Either party shall give the other party written notice, as promptly as practicable, of all Inventions which can reasonably be deemed to constitute improvements or other modifications of the Products or processes or technology owned or other wise controlled by such party.  Inventions owned by Patheon in accordance herewith shall only be utilized by Patheon in connection with the provision of the Manufacturing Services with Sepracor’s prior written consent.

12.2                        Intellectual Property.

Sepracor and Patheon hereby acknowledge that neither party has, nor shall it acquire, any interest in any of the other party’s Intellectual Property unless otherwise expressly agreed to in writing.  Each party agrees not to use any Intellectual Property of the other party, except as specifically authorized by the other party or as required for the performance of its obligations under this Agreement.

12.3                        Insurance.

Each party shall maintain commercial general liability insurance, including blanket contractual liability insurance covering the obligations of that party under this Agreement through the term of this Agreement and for five years thereafter, which insurance shall afford limits of not less than $5,000,000 for each occurrence for personal injury liability, products liability and property damage liability.  If requested each party will provide the other with a certificate of insurance evidencing the above and showing the name of the issuing company, the policy number, the effective date, the expiration date and the limits of liability.  The insurance certificate shall further provide for a minimum of thirty days’ written notice to the insured of a cancellation of, or material change in, the insurance.

12.4                        Independent Contractors.

The parties are independent contractors and this Agreement shall not be construed to create between Patheon and Sepracor any other relationship such as, by way of example only, that of employer-employee, principal agent, joint-venturer, co-partners or any similar relationship, the existence of which is expressly denied by the parties hereto.

12.5                        No Waiver.

Either party’s failure to require the other party to comply with any provision of this Agreement shall not be deemed a waiver of such provision of any other provision of this Agreement.

12.6                        Assignment.

(a)                                  Patheon may not assign this Agreement or any of its rights or obligations hereunder except with the written consent of Sepracor, such consent not to be unreasonably withheld.  For greater certainty, Patheon may arrange for subcontractors to perform specific services arising under this Agreement provided that Patheon remains responsible to Sepracor under this Agreement;

(b)                                 Subject to Section 7.2(d), Sepracor may assign this Agreement or any of its rights or obligations hereunder without approval from Patheon; provided, however, that Sepracor shall give prior written notice of any assignment to Patheon, any assignee shall covenant in writing with Patheon to be bound by the terms of this Agreement and Sepracor shall remain liable hereunder;

(c)                                  Notwithstanding the foregoing provisions of this Section 12.6, either party may assign this Agreement to any of its Affiliates or to a successor to or purchaser of all or substantially all of its business, provided that such assignee executes an agreement with the nonassigning party hereto whereby it agrees to be bound hereunder.

(d)                                 Any assignment referred to in Section 12.6(b) will be subject to a cost review of the Products by Patheon and is subject to assignee and Patheon reaching agreement as to revisions, if any, to the fees, failing such agreement, Patheon may terminate this Agreement on eighteen (18) months’ prior notice to the assignee.

12.7                        Force Majeure.

Neither party shall be liable for the failure to perform its obligations under this Agreement if such failure is occasioned by a cause or contingency beyond such party’s reasonable control, including, but not limited to, strikes or other labour disturbances, lockouts, riots, wars, acts of terrorism, fires, floods, storms, interruption of or delay in transportation, defective equipment (due to manufacturer defect), or compliance with any order or regulation of any government entity acting within colour of right.  A party claiming a right to excused performance under this Section 12.7 shall immediately notify the other party in writing of the extent of its inability to perform, which notice shall specify the occurrence beyond its reasonable control that prevents such performance, and shall use reasonable efforts to minimize any delays caused by such occurrence.

12.8                        Additional Product.

Additional products may be added to this Agreement and such additional products shall be governed by the general conditions hereof with any special terms (including, without limitation, price) governed by an addendum hereto.

12.9                        Notices.

Any notice, approval, instruction or other written communication required or permitted hereunder shall be sufficient if made or given to the other party by personal delivery, by telecopier or facsimile communication or by sending the same by first class mail, postage prepaid to the mailing address, or telecopier or facsimile number set forth below:

If to Sepracor:

Sepracor Inc.
84 Waterford Drive
Marlborough, Massachusetts 01752
U.S.A.

Attention: President
Telecopier No.: 508-357-7889

If to Patheon:
Patheon Inc.
Corporate Office
7070 Mississauga Road, Suite 350
Mississauga, Ontario
Canada L5N 7J8.

Attention: President
Telecopier No.: (905) 812-6705

or to such other addresses or telecopier or facsimile numbers provided to the other party in accordance with the terms of this Section 12.9.  Notices or written communications made or given by personal delivery or by telecopier or facsimile shall be deemed to have been sufficiently made or given when sent (receipt acknowledged), or if mailed, five days after being deposited in the United States or Canadian mail, postage prepaid or upon receipt, whichever is sooner.

12.10                 Severability.

If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such determination shall not impair or affect the validity, legality or enforceability of the remaining provisions hereof, and each provision is hereby declared to be separate, severable and distinct.

12.11      Entire Agreement.

This Agreement, together with the Quality Agreement (incorporated herein by reference), constitutes the full, complete, final and integrated agreement between the parties hereto relating to the subject matter hereof and supersedes all previous written or oral negotiations, commitments, agreements, transactions or understandings with respect to the subject matter hereof Any modification, amendment or supplement to this Agreement must be in writing and signed by authorized representatives of both parties.  In case of conflict, the prevailing order of documents shall be this Agreement and the Quality Agreement.

12.12      No Third Party Benefit or Right.

For greater certainty, nothing in this Agreement shall confer or be construed as conferring on any third party any benefit or the right to enforce any express or implied term of this Agreement.

12.13      Execution of Counterparts.

This Agreement may be executed in two counterparts, by original or facsimile signature, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12.14      Governing Law.

This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, United States of America and jurisdiction shall be vested in the United States District Court for the District of Delaware.  The parties expressly agree that the UN Convention on Contracts for the International Sale of Goods shall not apply to this Agreement.

IN WITNESS WHEREOF, the duly authorized representatives of the parties have executed this Agreement as of the date first written above.

PATHEON INC.

by	/s/Clive V. Bennett

by	Clive V. Bennett

SEPRACOR, INC.

by	/s/W. J. O’Shea

by	W. J. O’Shea

SCHEDULE A

PRODUCT SPECIFICATIONS

Copies of the finished Product specifications, packaging specifications and shipping requirements for each Product are attached hereto, which specifications are current as of the Commencement Date and are subject to change in accordance with the terms of this Agreement.

DESCRIPTION	PART NUMBER	SPECIFICATION
API
[**]	[**]	Client specifications

Excipients
[**]	[**]	USP/NF/EP/JPE
[**]	[**]	NF/USP
[**]	[**]	USP/Client specifications
[**]	[**]	USP/NF/EP/JP/Harmonized
[**]	[**]	USPINF/EP/JP
[**]	[**]	USP/Client specifications
[**]	[**]	USP
[**]	[**]	NF

Components		TBD
2-Tablet Blister, 36’s,	FCA2/S for 2mg FCB2/S for 3mg
Film, Aclar, PA200/02, 85mm,	BL-5038/S
Foil, Aluminum, 81 nun, printed	AF-5049/S for 2mg AF-5050/S for 3mg
Insert for Estorra 2 or 3 mg	IN-5169/S
Carton, 18 blisters of 2 tablets	IC-5232/S for 2mg IC-5233/S for 3mg
Shipper, corrugated, 464 x 315 x232mm 200#, 24 cartons	SC-5182/S
Shipper label, 13 x 4 inches, blank	LB-5141/S

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20-Tablet Blister, 5’s	FCA20/S for 2mg FCB20/S for 3mg
Foil, Aluminum, 136mm, printed	AF-505 1/S for 2mg AF-5052/S for 3mg
Paperboard card	BC-5000/S for 2mg BC-5001/S for 3mg
Insert for Estorra 2 or 3 mg	IN-5169/S
Carton, 5 blisters of 20 tablets	IC-5234/S for 2mg IC-5235/S for 3mg
Shipper, corrugated, 464 x 315 x 232mm 200#, 24 cartons	SC-5198/S
Shipper label, 13 x 4 inches, blank	LB-5141/S

Bottles, 100’s	FCA100/S for 2mg FCB 100/S for 3mg
Bottle, 40cc, white, HDPE, oblong	BP-5112/S
Cap, 28/400 CRC SF75M (SE)	CP-5167/S
Label, Estorra 2 or 3 mg	LB-5363/S for 3mgLB-5362/S for 2mg
Insert for Estorra 2 or 3 mg	IN-5169/S
Packer, 6 x 40 cc with windows	IP-5056/S
Shipper, corrugated, 4 x 6, 40 ccpacker	SC-5197/S
Shipper label, 13 x 4 inches, blank	LB-5 141/S

API, Excipient and Component Specifications and Testing for Eszopiclone Tablets

Article I.Test	Proposed Acceptance Criteria	Method
[**]		00001
[**] [**] [**]	[**]	00508 00566
[**]	[**]	00566
[**]	[**]	00508
[**]	[**]	00510
[**]	[**]	00566
[**]	[**]	00567
[**]	[**]	00572
[**]	[**]	USP <61>

(1) Total includes [**].

(2) Uniformity of Dosage Units will be calculated [**].

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SCHEDULE B

FEES AND MINIMUM RUN QUANTITIES

Pricing is based on number of batches ordered per purchase order; minimum annual volumes are as indicated.

I.    Trade Bottle, 100 count with 1 outsert

2 mg:

Run/Order Quantity-Batches	1	2	3	4	5
Run Quantity – Bottles	[**]	[**]	[**]	[**]	[**]
Price/Bottle	$ [**]	$ [**]	$ [**]	$ [**]	$ [**]

Above prices are based on an annual order quantity of [**] x 2 mg bottles

3 mg:

Run/Order Quantity-Batches	1	2	3	4	5
Run Quantity – Bottles	[**]	[**]	[**]	[**]	[**]
Price/Bottle	$ [**]	$ [**]	$ [**]	$ [**]	$ [**]

Above prices are based on an annual order quantity of [**] x 3 mg bottles

II.  Hospital Unit Dose 100’s Blisters

2 & 3 mg:

Run/Order Quantity-Batches	1	2
Run Quantity – 100’s blisters	[**]	[**]
Price/100’s blister	$ [**]	$ [**]

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Above prices are based on an annual order quantity of [**] x 2 or 3 mg 100’s blisters

III.  Physician Samples, 2 tablets per blister, 18 blisters with 1 insert in each display carton

2 & 3 mg:

Run/Order Quantity-Batches	2
Run Quantity – 18 / 2’s blisters	[**]
Price/18 x 2’s blister	$ [**]

Above prices are based on an annual order quantity of [**] x 2 or 3 mg 18 x 2’s blisters

IV.  Bulk Packaged tablets, 1000 tablets per container

2&3mg:

Run/Order Quantity-Batches	1
Run Quantity – 1000’s	[**]
Price/1000’s tablets	$ [**]

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SCHEDULE C

API

API	Supplier(s)
Eszoplicone	Dow Chemical Co. Sepracor Canada Ltd.

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SCHEDULE D

API REIMBURSEMENT VALUE

For the purposes of the Agreement, the parties agree that the API Reimbursement Value shall be as follows:

Product	API	API Reimbursement Value
Eszoplicone Tablets	Eszopiclone	$	[**]/Kg

MAXIMUM REIMBURSEMENT VALUE

Patheon’s liability for API calculated in accordance with Section 2.3 of the Agreement in a Year shall not exceed, in the aggregate, the maximum reimbursement value set forth below:

Product	Maximum Reimbursement Value
Eszoplicone Tablets	$	[**]

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SCHEDULE E

BATCH NUMBERING AND EXPIRATION DATES

Products manufactured at Patheon will bear lot numbers as described in Patheon SOP OPS 1026 and will have expiry dates as described in Patheon SOP OPS1062.

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SCHEDULE F

TECHNICAL DISPUTE RESOLUTION

Technical Disputes which cannot be resolved by negotiation as provided in Section 11.2 shall be resolved in the following matter:

1.             Appointment of Expert.  Within [**] Business Days after a party requests pursuant to Section 11.2 that an expert be appointed to resolve a Technical Dispute, the parties shall jointly appoint a mutually acceptable expert with experience and expertise in the subject matter of the dispute.  If the parties are unable to so agree within such [**] Business Day period, or in the event of disclosure of a conflict by an expert pursuant to paragraph 2 hereof which results in the parties not confirming the appointment of such expert, then an expert (willing to act in that capacity hereunder) shall be appointed by an experienced arbitrator on the roster of ADR Chambers who shall be a retired judge of the Ontario Superior Court of Justice.

2.             Conflicts of Interest.  Any person appointed as an expert shall be entitled to act and continue to act as such notwithstanding that at the time of his appointment or at any time before he gives his determination, he has or may have some interest or duty which conflicts or may conflict with his appointment provided that before accepting such appointment (or as soon as practicable after he becomes aware of the conflict or potential conflict) he fully discloses any such interest or duty and the parties shall after such disclosure have confirmed his appointment.

3.             Not Arbitrator.  No expert shall be deemed to be an arbitrator and the provisions of the Arbitration Act, 1991 (Ontario) or of any other applicable statute (foreign or domestic) and the law relating to arbitration shall not apply to any such expert or the expert’s determination or the procedure by which the expert reaches his determination to be made pursuant to this Schedule F.

4.             Procedure.  Where an expert is appointed:

(a)                                  Timing.  The expert shall be so appointed on condition that (i) he promptly fixes a reasonable time and place for receiving representations, submissions or information from the parties and that he issues such authorizations to the parties and any relevant third party for the proper conduct of his determination and any hearing and (ii) he renders his decision (with full reasons) within [**] Business Days (or such other date as the parties and the expert may agree) after receipt of all information requested by him pursuant to paragraph 4(b) hereof.

(b)                                 Disclosure of Evidence.  The parties undertake one to the other to provide to any expert all such evidence and information within their respective possession or control as the expert may reasonably consider necessary for determining the matter before him which they shall disclose promptly and in any event within [**] Business Days of a written request from the relevant expert to do so.

(c)                                  Advisors.  Each party may appoint such counsel, consultants and advisors as it feels appropriate to assist the expert in his determination and so as to present their respective cases so that at all times the parties shall co-operate and seek to narrow and limit the issues to be determined.

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(d)                                 Appointment of New Expert.  If within the time specified in paragraph 4(a) above the expert shall not have rendered a decision in accordance with his appointment, a new expert may (at the request of either party) be appointed and appointment of the existing expert shall thereupon cease for the purposes of determining the matter at issue between the parties save that if the existing expert renders his decision with full reasons prior to the appointment of the new expert, then such a decision shall have effect and the proposed appointment of the new expert shall be withdrawn.

(e)                                  Final and Binding.  The determination of the expert shall, save in the event of fraud or manifest error, be final and binding upon the parties.

(f)                                    Costs.  Each party shall bear its own costs in connection with any matter referred to an expert hereunder and, in the absence of express provision in the Agreement to the contrary, the costs and expenses of the expert shall be shared equally by the parties.

For greater certainty, the parties agree that the release of the Products for sale or distribution pursuant to the applicable marketing approval for such Products shall not by itself indicate compliance by Patheon with its obligations in respect of the Manufacturing Services and further that nothing in this Agreement (including this Schedule F) shall remove or limit the authority of the relevant qualified person (as specified by the Quality Agreement) to determine whether the Products are to be released for sale or distribution.

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SCHEDULE G

QUALITY AGREEMENT

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This Quality Agreement is made as of the 1st day of March, 2004

Between:

Sepracor, Inc., a corporation existing under the laws of the State of Delaware, (hereinafter referred to as “Sepracor”)

-and-

Patheon Inc., a corporation existing under the laws of Canada (hereinafter referred to as “Patheon”)

WHEREAS pursuant to a manufacturing services agreement to be entered into between the Sepracor and Patheon (the “MSA”) concurrently with the execution of this Agreement Patheon will agree to provide pharmaceutical manufacturing services in respect of certain Products (as described in Schedule A hereto);

AND WHEREAS pursuant to the MSA, Sepracor will be required to provide certain information to Patheon in order for Patheon to provide the Manufacturing Services (“Sepracor’s Technical Information”);

AND WHEREAS pursuant to the MSA Patheon will be required to operate within Sepracor’s Technical Information as provided;

AND WHEREAS the parties desire to allocate responsibility for procedures and Sepracor’s Technical Information impacting on the identity, strength, quality and purity of the Products.

NOW, THEREFORE, in consideration of the rights conferred and the obligations assumed under the MSA and herein, and for other good and valuable consideration (the receipt of sufficiency of which are acknowledged by each party), and intending to be legally bound the parties agree as follows:

ARTICLE 1 (RESPONSIBILITIES)

Subject to the terms and conditions hereinafter set out and subject to the terms and conditions of the MSA, the parties agree that Sepracor shall be responsible for all of the items marked with “X” that are in the Sepracor column and that Patheon shall be responsible for all of the items marked with “X” in the Patheon column.  If either the Sepracor or Patheon columns are marked with “(X)”, cooperation is required from the designated party.  Capitalized terms not otherwise defined herein shall have the meaning specified in the MSA.

A.)                               General Items

Item	Detail	Sepracor	Patheon
1

Permit on-site audits of all Patheon premises used in the manufacture of Products, procedures and Product-related documentation by Sepracor. This includes one (1) routine audit per year per site and, as necessary any for cause audits.

X

2	Permit access to all appropriate areas of manufacturing by Sepracor for the purpose of observing/monitoring manufacturing, packaging, and in-process/release testing of the Product.		X

3	Manufacture and package the Product in strict adherence to Sepracor’s Technical Information and approved master production records.		X

4

Permit inspections by regulatory authorities as necessary. Notify Sepracor within one (1) Business Day of any regulatory inspection related in whole or in part to the Product. Allow Sepracor to be present on site during inspection with Regulatory Authorities pertaining to the Product.

X

5

Patheon will provide copies of any FDA warning letters relating to the Product within two (2) business days of receipt. Patheon will provide copies of any FDA Form483’s, EIR’s or the like from applicable regulatory agencies relating to the Product or facilities used to produce, test, or package the Product (redacted as necessary) upon request. Responses related to Sepracor’s Product shall be reviewed and approved by Sepracor prior to submission to the applicable regulatory agency, provided that Patheon reserves the right to respond to such regulatory agencies without prior approval if in the reasonable opinion of its counsel it is required to do so.

X

6

Notify Sepracor within one (1) Business Day of any regulatory authority requests for product samples, batch documentation or other information related to the Product. Provide copies of such documentation to Sepracor within three (3) Business Days.

X

2

7

Not to subcontract any work hereunder to a third party except in accordance to the provisions of the MSA. This excludes contract research and Components testing. For clarity, Patheon shall have the right to subcontract Component testing to other Patheon facilities or to any of the contract laboratories listed in Schedule C.

X

8

Provide data to support the completion of an annual product review (excluding stability evaluation) to Sepracor. At Sepracor’s request and subject to an additional fee to be agreed by the parties, Patheon may prepare annual product review reports on behalf of Sepracor and in accordance with Sepracor’s instructions.

X

9	Review and approve applicable sections of Annual Product Review.	X	X

10	Review findings and recommendations from the Annual Product Review.	X	(X)

11

Notify and obtain approval from Sepracor, prior to implementation, of any proposed changes to the process, Components, suppliers, Sepracor’s Technical Information, records, and testing which may have impact on the Product or the Product’s state of validation.

X

12	Maintain agreements with Components suppliers (for which a party is responsible for purchasing) that insure proper notification and approval of any changes impacting the supplied Components.	X	X

13	Provide appropriate sections from Sepracor’s regulatory filings to Patheon.	X

14	Conduct operations in compliance with all applicable laws and regulations (including cGMP’s).	X	X

15	Investigate and resolve all Product complaints including those related to Adverse Events and potential Product failures.	X	(X)

16	Provide copies of batch production records for any lots associated with Adverse Events or potential Product failures at the request of Sepracor.		X

17	Investigate all manufacturing type Product complaints.		X

18	Prepare and file all field alerts with regulatory authorities and provide copies to Patheon.	X

19	Initiate and control any Product recall.	X

20	Liaise with regulatory authorities for approval, maintenance and updating of regulatory applications.	X

21	Prepare IND/NDA annual reports.	X

22	Submit drug listing form 2657 to FDA	X	X

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B.)                                 Validation and Process Trending Activities

Item	Detail	Sepracor	Patheon
1	Establish and maintain a validation program and applicable master validation plans for the Product.		X

2	Qualify (IQ/OQ) facilities, utilities and process equipment		X

3	Calibrate instrumentation and qualify computer systems used in the manufacture and testing of the Product.		X

4

Provide access to Sepracor for review of the documentation associated with items 1-3 above.  If Patheon conducts qualification of facilities or utilities that directly impacts the Product, Sepracor must approve the protocol and the report.  If Patheon uses the Product in any qualification of process equipment, then Sepracor must approve the protocol and report.

		(X)	X

5	Prepare and approve all performance qualification and process validation protocols and reports, for both manufacturing and packaging operations.		X

6	Review and approve master validation plan, performance qualification and process validation protocols and reports for the Product.	X

7	Maintain an appropriate cleaning and cleaning validation program.		X

8	Provide toxicological information to be used in the development of a cleaning program.	X

9	Provide Quarterly reports for any deviations, reworks and investigations related to the Product.		X

C.)                                 Active Materials and Excipients

Item	Detail	Sepracor	Patheon
1	Provide the master formula.	X

2	Provide approved supplier list from the NDA.	X

3	Qualify and approve Active Materials supplier(s).	X

4	Provide Active Materials specifications.	X

5	Provide test methods for Active Materials.	X

6	Validate testing methods for Active Materials.	X

7	Transfer Active Materials methods to Patheon (may be only ID methods).	X

8	Participate in protocol driven method transfers in order to receive Active Materials methods (if necessary).	X	X

9	Analyze and release received Active Materials in accordance with Sepracor’s Technical Information.		X

10	Maintain retain samples of the Active Materials for one year beyond the expiration of the Product.	X	X

4

11	Provide sample of the Active Materials (from the Product manufacturing site) upon request to support the Vendor Qualification Program.		X

12	Qualify and approve excipients suppliers.	X

13	Provide test methods and method validation (or qualification as appropriate) for excipients as appropriate.	X

14	Analyze and release excipients.		X

15	Maintain retain samples of the excipients for one year beyond the expiration of the Product.		X
16	Active Materials shall be consumed on a first in - first out basis unless otherwise authorized by Sepracor.		X

D.)                                Packaging

Item	Detail	Sepracor	Patheon
1	Prepare, control, issue and execute master packaging records.	(X)	X

2	Review and approve master packaging records.	X	X

3	Provide artwork, dimensions, labeling text and other specifications for Sepracor specific packaging components.	X

4	Review and approve labeling.	X	(X)

5	Provide Sepracor’s Technical Information for packaging components.	X	(X)

6

Qualify and approve packaging component suppliers, if purchased from Patheon’s preferred supplier list.  Maintain a vendor qualification program consisting of periodic audits and periodic testing of packaging components.

		X	(X)

7	Approve any changes to packaging specification prior to implementation.	X

8	Provide test methods for packaging components upon request.		X

9	Analyze packaging components (in accordance with vendor qualification program) and release packaging components.		X

E.)                                  Product Manufacture and In-process testing

Item	Detail	Sepracor	Patheon
1	Provide approved expiry period for the Product (strength and package).	X

2	Prepare, and control master production records for the Product.	(X)	X

3	Approve master production records for the Product.	X	X

5

4	Document training of supervisors and operators in the execution of batch production records and applicable SOPs for the Product.	X

5	Issue batch production records as true and accurate reproductions of the master production record in accordance with appropriate lot numbering scheme for the Product.	X

6	Document accurately and completely the manufacture of Product batches concurrently and contiguously at time of execution.	X

7	Document errors and discrepancies as batch production record deviations.	X

9

Document all equipment malfunctions (with respect to equipment used in the manufacture of the Products) with time of occurrence and duration.  Document major equipment malfunctions (with respect to equipment used in the manufacture of the Products) as process deviations - include immediate preventive/corrective action.

X

10	Collect samples and perform in-process testing as defined in the batch production record.	X

11	Document and investigate out-of-specification (“OOS”)results obtained from in-process testing.	X

12	Notify Sepracor within one (1) Business Day of any confirmed OOS test results for in-process tests.	X

13

If Patheon determines a laboratory result for the Product to be unexpected, report the unexpected result to Sepracor within two (2) business days.  Notwithstanding the foregoing, Patheon shall not be responsible for performing trend analysis with respect to the Product.

X

14	If Patheon or Sepracor determines any laboratory result for the Product to be unexpected, conduct an investigation into the unexpected result.	X

F.)                                  Testing of Finished Drug Product

Item	Detail	Sepracor	Patheon
1	Provide Sepracor’s Technical Information.	X

2	Provide Product test methods.	X

3	Provide updates to methods and Sepracor’s Technical information	X

4	Validate analytical test methods.	X

5	Receive methods via formal protocol driven transfers.	(X)	X

6	Implement necessary method improvements as directed by Sepracor.		X

7	Sample batches for finished Product testing.		X

6

8	Perform finished Product testing and provide reviewed certificate of analysis within 20 calendar days from completion of packaging.	X

9	Perform investigations related to OOS results.	X

10	Notify Sepracor within two (2) Business Days of any confirmed OOS result after preliminary investigation is complete and no apparent root cause is found.	X

11	Generate Certificates of Analysis.	X

12	Maintain retain samples of the finished Product for one year beyond the expiration of the Product.	X

13	Perform annual retain sample inspection as per Patheon SOP.	X

14

If Patheon determines a laboratory result for the Product to be unexpected, report the unexpected result to Sepracor within two (2) business days.  Notwithstanding the foregoing, Patheon shall not be responsible for performing trend analysis with respect to the Product.

X

15	If Patheon or Sepracor determines any laboratory result for the Product to be unexpected, conduct an investigation into the unexpected result.	X

G.)                                 Batch Disposition

Item	Detail	Sepracor	Patheon
1	Perform a quality review of batch production records at the manufacturing site.		X

2	Document errors, deviations, reworks, investigations, in process testing investigations, adverse observations, etc found during manufacture or review.		X

3	Resolve open deviations and investigations prior to issuance of approved batch record and Certificate of Compliance.		X

4	Provide Certificate of Compliance for any batch presented to Sepracor for disposition. (For first 12 months of production provide full batch records — minimum of 35 records.)		X

5	Provide photocopies if requested of full batch records for all batches having deviations, investigations, reworks, low yield or lab investigations.		X

6	Review and approve Certificates of Analysis	X	X

7	Review Patheon documentation for batches presented for disposition.	X

8	Conduct supplemental investigations for all batches having deviations, investigations, reworks, low yield, or lab investigations if required.	X

7

9	Upon satisfactory completion of review and any necessary supplemental investigation(s), disposition (approve or reject)the batch.	X

10	Respond to inquiries/information requests regarding batch production record/certificate of compliance deficiencies within three (3) Business Days.		X

11	Conduct periodic audit of full batch records for those batches having only a Certificate of Compliance provided to Sepracor.	X

12	Permit periodic on-site review of batch documentation.		X

13	Maintain all batch records for a minimum of one year past Product expiry date and supply photocopies of all such records to Sepracor upon request.		X

H.)                                Stability Program

Item	Detail	Sepracor	Patheon
1	Prepare and provide stability sampling plan and testing protocol.	X

2	Provide samples for stability testing as requested.		X

3	Store stability samples.	X

4	Perform stability testing.	X

5	Notify Patheon of stability testing failures.	X

SEPRACOR, INC.

Per:

PATHEON INC.

Per:

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SCHEDULE A (PRODUCTS)

Product(s)	Galenic Form	Packaged Form	Dosage Strength
Eszopiclone	Tablet	100-ct bottle 100-ct Hospital Unit Dose Blister package (5 cards of 20 tablets) Physician samples, blister	2mg 2mg 2mg

Eszopiclone	Tablet	100-ct bottle 100-ct Hospital Unit Dose Blister package (5 cards of 20 tablets) Physician samples, blister (2 tablets per blister)	3mg 3mg 3mg

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SCHEDULE B (QUALITY CONTACTS)

[To be provided.]

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SCHEDULE C (Contract Laboratories)

[**]
[**]
[**]
[**]
[**]
[**]
[**]
[**]
[**]
[**]
[**]
[**]

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